As filed on November 13, 2006
Registration No. -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	34-1339938

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

III Cascade Plaza, 7th Floor, Akron, Ohio	44308

(Address of Principal Executive Offices)	(Zip Code)
FirstMerit Corporation 2006 Equity Plan
(Full title of the plan)

Terry E. Patton	Copy to:
Executive Vice President and Secretary FirstMerit Corporation III Cascade Plaza, 7th Floor	J. Bret Treier Vorys, Sater, Seymour and Pease 106 South Main Street, Suite 1100 Akron, Ohio 44308
Akron, Ohio 44308 (Name and address of agent for service)
(330) 966-6300
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

			Proposed maximum	Amount of
Title of securities to	Amount to be	Proposed maximum offering	aggregate offering	registration
be registered	registered (1)	price per share (2)	price (2)	fee
Common Stock, no par value	3,000,000 shares	$23.53	$70,590,000.00	$7,553.13

(1)	This Registration Statement also shall cover any additional shares of Common Stock of the Registrant which become issuable under the FirstMerit Corporation 2006 Equity Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)	Estimated solely for the purpose of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of the average of the high and low prices of shares of the Common Stock, as reported on the NASDAQ National Market, on November 8, 2006.

EXPLANATORY NOTE
     This registration statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (prepared in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of “control securities” and/or “restricted securities,” as defined in Section C of the General Instructions to Form S-8, of FirstMerit Corporation. The second part of this Registration Statement contains Information Required in the Registration Statement, pursuant to Part II of Form S-8. The S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of the Company pursuant to the FirstMerit Corporation 2006 Equity Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     The reoffer and resale prospectus referred to in the Explanatory Note above follows this page.

REOFFER AND RESALE PROSPECTUS
FIRSTMERIT CORPORATION
3,000,000 SHARES OF COMMON STOCK
     This prospectus relates to up to 3,000,000 shares (the “Shares”) of common stock, no par value, of FirstMerit Corporation, an Ohio corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Shareholders”) who have acquired such Shares pursuant to the FirstMerit Corporation 2006 Equity Plan (the “Plan”).
     The Company will not receive any proceeds from sales of the Shares by any of the Selling Shareholders. The Shares may be offered from time to time by any or all of the Selling Shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Shareholder (or their donees and pledgees).
     Each Selling Shareholder and any broker executing selling orders on behalf of a Selling Shareholder may be deemed to be an “underwriter” as defined in the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions.
     Shares of the Company’s common stock are listed on the NASDAQ National Market under the symbol “FMER.” On November 9, 2006, the last reported sale price of our common stock was $23.35 per share.
     Investing in common stock involves a high degree of risk. See “Risk Factors on page 8 hereof for a discussion of certain factors that should be carefully considered by prospective purchasers.
     Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2006.

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. The Company has not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus. The Selling Shareholders, from time to time, will offer to sell shares of the Company’s common stock only in jurisdictions where those offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PROSPECTUS SUMMARY
     The following presents a brief overview of the key aspects of the common stock offering and does not contain all of the information that you should consider in making your decision to invest. You should carefully read and examine this prospectus together with more detailed information incorporated by reference in this prospectus, including but not limited to, our financial statements and accompanying notes, management’s discussion and analysis of financial condition and results of operations, and risk factors related to investing in the Company.
     At the most recent Annual Meeting of Shareholders of the Company held on April 19, 2006, our shareholders approved the adoption of the First Merit Corporation 2006 Equity Plan (the “2006 Equity Plan”). The 2006 Equity Plan appropriates the Company with the authority to grant stock-based awards and options to our employees and non-employee directors. This prospectus, and information incorporated by reference, sets forth information to enable prospective investors to make an informed investment decision.
     The terms “we,” “our,” “us,” and similar terms refer to FirstMerit Corporation and its subsidiaries.

FIRSTMERIT CORPORATION
     The Company is a $10.2 billion bank holding company organized in 1981 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company’s principal business consists of owning and supervising its affiliates. Although the Company directs the overall policies of its affiliates, including lending practices and financial resources, most day-to-day affairs are managed by their respective officers. The principal executive offices of FirstMerit are located at III Cascade Plaza, Akron, Ohio 44308, and its telephone number is (330) 996-6300.
     Through its affiliates, the Company operates primarily as a regional banking organization, providing a wide range of banking, fiduciary, financial, insurance and investment services to corporate, institutional and individual customers throughout northern and central Ohio, and western Pennsylvania. The Company’s banking subsidiary is FirstMerit Bank, N.A. (“FirstMerit Bank”).
     FirstMerit Bank engages in commercial and consumer banking in its respective geographic markets. Commercial and consumer banking generally consists of the acceptance of a variety of demand, savings and time deposits and the granting of commercial and consumer loans for the financing of both real and personal property. As part of its supercommunity banking philosophy, FirstMerit Bank has divided its markets into seven geographic regions designated as follows: Akron, Cleveland, North Shore, Northeast, Central Ohio, Mid-West Ohio and Toledo. This strategy allows FirstMerit Bank to deliver a broad line of financial products and services with a community orientation and a high level of personal service. The Company, therefore, can offer a wide range of specialized services tailored to specific markets in addition to the full range of customary banking products and services. These services include personal and corporate trust services, personal financial services, cash management services and international banking services.
     Other services provided by FirstMerit Bank or its affiliates include automated banking programs, credit and debit cards, rental of safe deposit boxes, letters of credit, leasing, securities brokerage and life insurance products. FirstMerit Bank also operates a trust department, which offers estate and trust services. The majority of FirstMerit Bank’s customer base is comprised of consumers and small and medium size businesses. FirstMerit Bank is not engaged in lending outside the continental United States and is not dependent upon any one significant customer or specific industry.
     The Company’s non-banking direct and indirect subsidiaries provide insurance sales services, credit life, credit accident and health insurance, securities brokerage services, equipment lease financing and other financial services.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
     This prospectus contains or incorporates by reference forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. We have used the words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project’’ and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among, but not limited to, those that may cause actual results to differ materially from our forward-looking statements:
•	regulatory and court decisions;

•	competition;

•	employee benefit costs and labor-related issues;

•	future expansion or consolidation;

•	future economic conditions;

•	availability of qualified workers;

•	our results of operations, liquidity, and financial condition;

•	changes in the fiscal and monetary policy of the United States and its agencies;

•	changes in economic and political conditions;

•	technology and security breaches.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained or incorporated by reference in this prospectus, before investing in our common stock. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected, the trading price of your shares of our common stock could decline and you may lose all or part of your investment.
Risks Related To Our Business
     Changes in interest rates could have a material adverse effect on our financial position and results of operations.
     Our earnings depend substantially on our interest rate spread, which is the difference between (i) the rates we earn on loans, securities and other earning assets and (ii) the interest rates we pay on deposits and other borrowings. These rates are highly sensitive to many factors beyond our control, including general economic conditions and the policies of various governmental and regulatory authorities. As market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits, which will result in a decrease of our net interest income and could have a material adverse effect on our financial condition and results of operations.
     Our earnings are significantly affected by the fiscal and monetary policies of the federal government and its agencies.
     The policies of the Federal Reserve Board impact us significantly. The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits and also can affect the value of financial instruments we hold. Those policies determine to a significant extent our cost of funds for lending and investing. Changes in those policies are beyond our control and are difficult to predict. Federal Reserve Board policies also can affect our borrowers, potentially increasing the risk that they may fail to repay their loans. For example, a tightening of the money supply by the Federal Reserve Board could reduce the demand for a borrower’s products and services. This could adversely affect the borrower’s earnings and ability to repay its loan, which could have a material adverse effect on our financial condition and results of operations.
     Changes in economic and political conditions could adversely affect our earnings, as our borrowers’ ability to repay loans and the value of the collateral securing our loans decline.
     Our success depends, to a certain extent, upon economic and political conditions, local and national, as well as governmental monetary policies. Conditions such as inflation, recession, unemployment, changes in interest rates, money supply and other factors beyond our control may adversely affect our asset quality, deposit levels and loan demand and, therefore, our earnings. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would adversely impact our earnings. In addition, substantially all of our loans are to individuals and businesses in Ohio. Consequently, any decline in the economy of this market area could have a materially adverse effect on our financial condition and results of operations.
     Terrorism, acts of war or international conflicts could have a material adverse effect on our financial condition and results of operations.
     Acts or threats of war or terrorism, international conflicts, including ongoing military operations in Iraq and Afghanistan, and the actions taken by the United States and other governments in response to such events could negatively impact general business and economic conditions in the United States. If terrorist activity, acts of war or other international hostilities cause an overall economic decline, our financial condition and operating results could be materially adversely affected. The potential for future terrorist attacks, the national and international responses to terrorist attacks or perceived threats to national security and other actual or potential conflicts or acts of war, including conflict in the Middle East, have created many economic and political uncertainties that could seriously harm our business and results of operations in ways that cannot presently be predicted.
     The primary source of our income from which we pay dividends is the receipt of dividends from FirstMerit Bank.
     The availability of dividends from FirstMerit Bank is limited by various statutes and regulations. It is possible, depending upon the financial condition of FirstMerit Bank and other factors, that the Office of the Comptroller of the Currency (“OCC”) could assert that payment of dividends or other payments is an unsafe or unsound practice. In addition, the payment of dividends by other subsidiaries is also subject to the laws of the subsidiary’s state of incorporation, and the Company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event that FirstMerit Bank was unable to pay dividends to us, we in turn would likely have to reduce or stop paying dividends on our common shares. Our failure to pay dividends on our common shares could have a material adverse effect on the market price of our common shares.
     If our actual loan losses exceed our allowance for loan losses, our net income will decrease.
     Our loan customers may not repay their loans according to their terms, and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. In accordance with accounting principles generally accepted in the United States, we maintain an allowance for loan losses to provide for loan defaults and non-performance and a reserve for unfunded loan commitments, which when combined, we refer to as the allowance for loan losses. Our allowance for loan losses may not be adequate to cover actual credit losses, and future provisions for credit losses could have a material adverse effect on our operating results. Our allowance for loan losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for loan losses. We cannot assure you that we will not further increase the allowance for loan losses or that regulators will not require us to increase this allowance. Either of these occurrences could have a material adverse effect on our financial condition and results of operations.
     We depend upon the accuracy and completeness of information about customers and counterparties.
     In deciding whether to extend credit or enter into other transactions with customers and counterparties, we may rely on information provided to us by customers and counterparties, including financial statements and other financial information. We also may rely on representations of customers and counterparties regarding the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to a business, we may assume that the customer’s audited financial statements conform with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. We also may rely on the audit report covering those financial statements. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with generally accepted accounting principles or that are materially misleading.
     Our organizational documents may have the effect of discouraging a third party from making an acquisitions of the Company be means of a tender offer, proxy contest or otherwise.
     Our amended and restated Articles of Incorporation and amended and restated Code of Regulations contain provisions that could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by our Board of Directors.
     Government regulations can result in limitations on our operations.
     The financial services industry is extensively regulated. We are subject to extensive regulation, supervision and examination by the OCC and the Federal Deposit Insurance Corporation (“FDIC”). As a holding company, we also are subject to regulation and oversight by the OCC. Federal and state regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders. Such regulations can at times impose significant limitations on our operations. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Proposals to change the laws governing financial institutions are frequently raised in Congress and before bank regulatory authorities. Changes in applicable laws or policies could materially affect our business, and the likelihood of any major changes in the future and their effects are impossible to determine. Moreover, it is impossible to predict the ultimate form any proposed legislation might take or how it might affect us.
     We are subject to examinations and challenges by tax authorities.
     In the normal course of business, the Company and its subsidiaries are routinely subject to examinations and challenges from federal and state tax authorities regarding the amount of taxes due in connection with investments we have made and the businesses in which we have engaged. Recently, federal and state taxing authorities have become increasingly aggressive in challenging tax positions taken by financial institutions. These tax positions may relate to tax compliance, sales and use, franchise, gross receipts, payroll, property and income tax issues, including tax base, apportionment and tax credit planning. The challenges made by tax authorities may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. If any such challenges are made and are not resolved in our favor, they could have a material adverse effect on our financial condition and results of operations.
     Environmental liability associated with commercial lending could have a material adverse effect on our business, financial condition and results of operations.
     In the course of our business, we may acquire, through foreclosure, commercial properties securing loans that are in default. There is a risk that hazardous substances could be discovered on those properties. In this event, we could be required to remove the substances from and remediate the properties at our cost and expense. The cost of removal and environmental remediation could be substantial. We may not have adequate remedies against the owners of the properties or other responsible parties and could find it difficult or impossible to sell the affected properties. These events could have a material adverse effect on our financial condition and results of operation.
     Our business strategy includes significant growth plans. Our financial condition and results of operations could be negatively affected if it fails to grow or fails to manage its growth effectively.
     We intend to continue pursuing a profitable growth strategy. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. We cannot assure you that it will be able to expand its market presence in its existing markets or successfully enter new markets or that any such expansion will not adversely affect our results of operations. Failure to manage our growth effectively could have a material adverse effect on the business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy. In addition, if we grow more slowly than anticipated, our operating results could be materially adversely affected.
     Our ability to grow successfully will depend on a variety of factors including the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our growth. While we believe we have the management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or growth will be successfully managed.

     We face risks with respect to future expansion.
     We may acquire other financial institutions or parts of those institutions in the future and we may engage in de novo branch expansion. We may also consider and enter into new lines of business or offer new products or services. Acquisitions and mergers involve a number of expenses and risks, including:
•	the time and costs associated with identifying and evaluating potential acquisitions and merger targets;

•	the estimates and judgments used to evaluate credit, operations, management and market risks with respect to the target institution may not be accurate;

•	the time and costs of evaluating new markets, hiring experienced local management and opening new offices, and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	our ability to finance an acquisition and possible dilution to our existing shareholders;

•	the diversion of our management’s attention to the negotiation of a transaction, and the integration of the operations and personnel of the combining businesses;

•	entry into new markets where we lack experience;

•	the introduction of new products and services into our business;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; and

•	the risk of loss of key employees and customers.
We may incur substantial costs to expand and can give no assurance such expansion will result in the levels of profits we seek. There can be no assurance integration efforts for any future mergers or acquisitions will be successful. We also may issue equity securities in connection with future acquisitions, which could cause ownership and economic dilution to our current shareholders. There is no assurance that, following any future mergers or acquisitions, our integration efforts will be successful or that, after giving effect to the acquisition, we will achieve profits comparable to or better than our historical experience.
     Future sales of our common shares or other securities may dilute the value of our common shares.
     In many situations, our Board of Directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued securities, including common shares authorized and unissued under our stock option plans. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital.

Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of the common shares.
     We operate in an extremely competitive market and our business will suffer if we are unable to compete effectively.
     In our market area, we encounter significant competition from other commercial banks, savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers. Many of our competitors have substantially greater resources and lending limits than we do and may offer services that we do not or cannot provide. Our ability to maintain our history of strong financial performance and return on investment to shareholders will depend in part on our continued ability to compete successfully in our market area and on our ability to expand our scope of available financial services as needed to meet the needs and demands of our customers.
     Consumers may decide not to use banks to complete their financial transactions.
     Technology and other changes are allowing parties to complete financial transactions that historically have involved banks at one or both ends of the transaction. For example, consumers can now pay bills and transfer funds directly without banks. The process of eliminating banks as intermediaries, known as disintermediation, could result in the loss of fee income, as well as the loss of customer deposits and income generated from those deposits.
     Loss of key employees may disrupt relationships with certain customers.
     Our business is primarily relationship-driven in that many of our key employees have extensive customer relationships. Loss of a key employee with such customer relationships may lead to the loss of business if the customers were to follow that employee to a competitor. While we believe our relationship with our key producers is good, we cannot guarantee that all of our key personnel will remain with our organization. Loss of such key personnel, should they enter into an employment relationship with one of our competitors, could result in the loss of some of our customers.

     Impairment of goodwill or other intangible assets could require charges to earnings, which could result in a negative impact on our results of operations.
     Under current accounting standards, goodwill and certain other intangible assets with indeterminate lives are no longer amortized but, instead, are assessed for impairment periodically or when impairment indicators are present. Assessment of goodwill and such other intangible assets could result in circumstances where the applicable intangible asset is deemed to be impaired for accounting purposes. Under such circumstances, the intangible asset’s impairment would be reflected as a charge to earnings in the period during which such impairment is identified.
     We may be exposed to liability under non-solicitation agreements to which one or more of our officers may be a party to with certain of our competitors.
     From time to time, we may hire employees who may be parties to non-solicitation or non-competition agreements with one or more of our competitors. Although we expect that all such employees will comply with the terms of their non-solicitation agreements, it is possible that if customers of our competitors chose to move their business to us, or employees of our competitor seek employment with us, even without any action on the part of any employee bound by any such agreement, that one or more of our competitors may chose to bring a claim against us and our employee.
     The price of our common shares may be volatile, which may result in losses for shareholders.
     The market price for our common shares has been volatile in the past, and several factors could cause the price to fluctuate substantially in the future. These factors include:
•	announcements of developments related to our business;

•	fluctuations in our results of operations;

•	sales of substantial amounts of our securities into the marketplace;

•	general conditions in our markets or the worldwide economy;

•	a shortfall in revenues or earnings compared to securities analysts’ expectations;

•	changes in analysts’ recommendations or projections; and

•	our announcement of new acquisitions or other projects.
     The market price of our common shares may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market price declines or market volatility in the future could adversely affect the price of our common shares, and the current market price may not be indicative of future market prices.

     We may be a defendant in a variety of litigation and other actions, which may have a material adverse effect on our financial condition and results of operations.
     The Company and its subsidiaries may be involved from time to time in a variety of litigation arising out of its business. Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation exceed our insurance coverage, they could have a material adverse effect on our financial condition and results of operation. In addition, we may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms, if at all.
     Unauthorized disclosure of sensitive or confidential client or customer information, whether through a breach of our computer systems or otherwise, could severely harm our business.
     As part of our business, we collect, process and retain sensitive and confidential client and customer information on behalf of the Company and other third parties. Despite the security measures we have in place, our facilities and systems, and those of our third party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential customer information, whether by the Company or by our vendors, could severely damage our reputation, expose us to the risks of litigation and liability, disrupt our operations and have a material adverse effect on our business.
USE OF PROCEEDS
     The Company will not receive any proceeds from the sale of the Shares covered by this Prospectus.
DILUTION
     Because any Selling Shareholders may offer and sell shares covered by this prospectus at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, the Company has not included in this prospectus information about the dilution (if any) to the public arising from these sales.
SELLING SHAREHOLDERS
     This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Shareholders who have acquired or may acquire Shares pursuant to the FirstMerit 2006 Equity Incentive Plan. At the date of this Prospectus, we do not know the names of the Selling Shareholders. The Selling Shareholders will be our executive officers, and may be considered our “affiliates” within the meaning of the Securities Act. While a person’s name is included in the Selling Shareholder list, neither we or such person are making an admission that such person is our “affiliate” within the meaning of the Securities Act. We will supplement this Prospectus with the names of the Selling Shareholders and the number of Shares to be reoffered by them as that information becomes known.
PLAN OF DISTRIBUTION
     The Selling Shareholders have yet to advise the Company of any specific plan for the sale or distribution of the Shares. If such sales do occur, however, they may be made in any of the following manners:
•	the NASDAQ National Market (or through the facilities of any national or international securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public of private negotiated transactions;

•	in transactions involving brokers or dealers;

•	in any combination of the aforementioned methods of sale; and

•	any other lawful method of sale.
     Although sales of the Shares are, in general, expected to be made at market prices prevailing at the time of sale, the Shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.
     When offering the Shares covered by this prospectus, each of the Selling Shareholders and any broker-dealers who sell the Shares for the Selling Shareholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such Selling Shareholders and the compensation of such broker-dealers may be underwriting discounts and commissions.
     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.
     Each of the Selling Shareholders is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale of Shares. The Company has not been advised of any definitive selling arrangement at the date of this prospectus between any Selling Shareholder and any broker-dealer or agent.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a prospectus supplement.
     The expenses of preparing and filing this prospectus and the related Registration Statement with the SEC will be paid entirely by the Company. Shares of Common Stock covered by this prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 thereunder.
     Neither the Company nor the Selling Shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the shares of Common Stock, no par value, of the Company offered on this Registration Statement on Form S-8 will be passed upon for the Company by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. As of November 9, 2006, attorneys at Vorys, Sater, Seymour and Pease LLP, together with members of their immediate families, owned an aggregate of approximately 1,094,317 shares of Common Stock of the Company.
MATERIAL CHANGES
     As of this Registration Statement’s date of filing, the Company has had no material changes in its affairs since the end of the latest fiscal year which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 2, 2006, as amended by the Company’s Form 10-K/A filed with the Commission on March 14, 2006 and the Company’s Form 10-K/A filed with the Commission on April 28, 2006;

•	The Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 5, 2006, August 4, 2006, and November 8, 2006;

•	Company’s Current Reports on Form 8-K filed with the Commission on April 20, 2006, May 18, 2006, June 21, 2006, July 21, 2006, July 27, 2006, October 19, 2006, October 27, 2006, and November 7, 2006;

•	The Company’s Proxy Statement for the Annual Meeting of Shareholders held April 19, 2006, filed with the Commission on March 15, 2006; and

•	The description of the Company’s Common Stock contained in the Company’s Current Report on Form 8-K filed with the Commission on September 10, 1998.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
     The Company will provide to any person, including the beneficial owner of its securities, to whom this prospectus is delivered, a copy of any or all of this information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such requests at no cost to you by writing or telephoning the Company at the following address:
FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308
(330) 966-6300
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Pursuant to Article Six of the Amended and Restated Articles of Incorporation of the Company, the Company may indemnify any director or officer, any former director or officer of the Company and any person who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for therein is not deemed to restrict the right of the Company to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Company, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Company.

     The Company presently has contracts with each of its directors and key officers and maintains insurance for the benefit of persons entitled to indemnification.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     FirstMerit Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 2, 2006, as amended by the Registrant’s Form 10-K/A filed with the Commission on March 14, 2006 and Registrant’s Form 10-K/A filed with the Commission on April 28, 2006;

(b)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 5, 2006, August 4, 2006, and November 8, 2006;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 20, 2006, May 18, 2006, June 21, 2006, July 21, 2006, July 27, 2006, October 19, 2006, October 27, 2006, and November 7, 2006;

(d)	The Registrant’s Proxy Statement for the Annual Meeting of Shareholders held April 19, 2006, filed with the Commission on March 15, 2006; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed with the Commission on September 10, 1998.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, no report of the Compensation Committee of the Board of Directors of the Registrant, no Report of the Audit Committee of the Board of Directors of the Registrant and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. As of November 9, 2006, attorneys at Vorys, Sater, Seymour and Pease LLP, together with members of their immediate families, owned an aggregate of approximately 1,094,317 shares of Common Stock of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Pursuant to Article Six of the Amended and Restated Articles of Incorporation of the Registrant, the Registrant may indemnify any director or officer, any former director or officer of the Registrant and any person who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for therein is not deemed to restrict the right of the Registrant to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Registrant, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Registrant.
     The Registrant presently has contracts with each of its directors and key officers and maintains insurance for the benefit of persons entitled to indemnification.
     In addition, section 14.05 of the FirstMerit Corporation 2006 Equity Plan states that each individual who is or was a member of the Board, the Equity Plan Board or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Board, Equity Plan Board or Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Board, Equity Plan Board or Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Board, Equity Plan Board or Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
     The rights provided in Article Six of the Amended and Restated Articles of Incorporation of the Registrant and section 14.05 of the FirstMerit Corporation 2006 Equity Plan are in addition to any rights provided by contract or as a matter of law. Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:
     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits.
          See the Index to Exhibits attached hereto at page 29.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on November 8, 2006.

FIRSTMERIT CORPORATION
By:	/s/ Paul G. Greig
Paul G. Greig,
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on November 8, 2006.

Signature	Title

/s/ Paul G. Greig*	Chief Executive Officer and President (Principal Executive Officer)
Paul G. Greig

/s/ Terrence E. Bichsel*	Executive Vice President and Chief Financial Officer (Principal
Terrence E. Bichsel	Financial Officer and Principal Accounting Officer)

/s/ John R. Cochran*	Chairman and Director
John R. Cochran

/s/ Karen S. Belden*	Director
Karen S. Belden

/s/ R. Cary Blair*	Director
R. Cary Blair

Signature	Title

/s/ John C. Blickle*	Director
John C. Blickle

/s/ Robert W. Briggs*	Director
Robert W. Briggs

/s/ Richard Colella*	Director
Richard Colella

/s/ Gina D. France*	Director
Gina D. France

/s/ Terry L. Haines*	Director
Terry L. Haines

/s/ J. Michael Hochschwender*	Director
J. Michael Hochschwender

/s/ Clifford J. Isroff*	Director
Clifford J. Isroff

/s/ Philip A. Lloyd, II*	Director
Philip A. Lloyd, II

/s/ Roger T. Read*	Director
Roger T. Read

/s/ Richard M. Seaman*	Director
Richard M. Seaman

*By: /s/ Terry E. Patton	Attorney-in-Fact

Terry E. Patton

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4(a)	Amended and Restated Articles of Incorporation of FirstMerit Corporation, as amended (incorporated by reference from Exhibit 3.1 to the Form 10-K/A filed with the Commission on April 29, 1999)

4(b)	Amended and Restated Code of Regulations of FirstMerit Corporation (incorporated by reference from Exhibit 3(b) to the Form 8-K filed with the Commission on April 9, 1998)

5	Opinion and Consent of Vorys, Sater, Seymour and Pease LLP

23(a)	Consent of PricewaterhouseCoopers LLP

23(b)	Consent of Vorys, Sater, Seymour and Pease LLP is contained in Exhibit 5

24	Power of Attorney